CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this “Agreement”), effective as of the Effective Date (as defined below), is made by and among Genta Incorporated, a Delaware corporation (the “Company”), and the undersigned parties whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Whereas, on July 7, 2009, the Company entered into the Purchase Agreement (as defined below) pursuant to which the Company agreed to sell $10,000,000 of securities in the aggregate consisting of $7,000,000 in principal amount of July 2009 Notes and $3,000,000 of the common stock of the Company (“Common Stock”) and the Registration Rights Agreement (as defined below) providing for the registration of the securities to be issued by the Company pursuant to the Purchase Agreement; and

Whereas, the Company and the Holders now desire to amend the Purchase Agreement and the Registration Rights Agreement as set forth herein; and

Whereas, the Company desires to raise up to $3,000,000 in an additional private placement through the sale of securities consisting of (i) Unsecured Subordinated Convertible Promissory Notes (the “September 2009 Notes”), (ii) Common Stock and (iii) related warrants, to the entities, in the amounts and on substantially the terms described in that certain term sheet (the “Term Sheet”) attached hereto as Exhibit B (the “September Financing”); and

Whereas, the undersigned Holders represent the required threshold to amend the provisions of each of the Purchase Agreement and the Registration Rights Agreement and to consent to the September Financing.

Now, Therefore, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

(a)           “April 2009 Consent Agreement” means that certain Consent Agreement dated as of April 2, 2009, among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(b)           “April 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 2, 2009, among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(c)           “Effective Date” means the date and time when this Agreement has been executed and delivered by the Company and the Holders representing (i) the Purchasers currently holding at least 66 2/3% of the principal amount of the July 2009 Notes currently outstanding, and (ii) the Buyers (as defined in the Registration Rights Agreement) who currently hold at least two-thirds of the Registrable Securities (as defined in the Registration Rights Agreement), and (iii) the Holders constituting at least two-thirds of the currently outstanding and unexercised Purchase Rights (as defined in the April 2009 Consent Agreement) and the currently outstanding principal amount of New Notes (as defined in the April 2009 Consent Agreement referring to additional April 2009 Notes that may be issued) issued upon exercise of the Purchase Rights (together, as one class).

(d)           “July 2009 Notes” means the Company’s Unsecured Subordinated Convertible Promissory Notes due July 2011.

(e)           “July 2009 Consent and Amendment” means that certain Consent and Amendment Agreement dated as of July 7, 2009, among the Company and the Holders set forth in Exhibit A thereto, as amended.

(f)           “Notes” means the Company’s Senior Secured Convertible Promissory Notes Due June 9, 2010, the Company’s Senior Secured Convertible Promissory Notes Due April 2, 2012 and the July 2009 Notes.

(g)           “Purchase Agreement” means that certain Securities Purchase Agreement dated as of July 7, 2009, among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(h)           “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of July 7, 2009, by and among the Company and the Buyers listed on Schedule I attached thereto, as amended.

2.           Amendment to the Purchase Agreement.

The Company and the undersigned Holders representing the Purchasers currently holding at least 66 2/3% of the principal amount of the July 2009 Notes currently outstanding hereby amend the Purchase Agreement as follows, which has the effect of reinstating the Purchase Agreement to its original amounts:

(a)           The reference to “$9,100,000” in Section 1.1(a) is hereby replaced with “$7,000,000”.

(b)           The reference to “$3,900,000” in Section 1.1(a) is hereby replaced with “$3,000,000”.

(c)           The reference to “$13,000,000” in Section 1.2 is hereby replaced with “$10,000,000”.

(d)           The reference to “August 31, 2009” in Section 1.2(b) is hereby replaced with “September 4, 2009” (for purposes of clarity, certain amounts have already been received by the Company and remaining amounts will be received by September 4, 2009); and

(e)           Exhibit A is hereby deleted in its entirety and replaced with Exhibit C attached to this Agreement, which is the same as the exhibit originally attached to the Purchase Agreement.

3.           Amendment to the Registration Rights Agreement.

The Company and the undersigned Holders representing the Buyers who currently hold at least two-thirds of the Registrable Securities, hereby amend Section 1(d) of the Registration Rights Agreement by deleting Section 1(d) in its entirety and replacing Section 1(d) with the following:

“Initial Filing Deadline” means, with respect to the initial Registration Statement required hereunder, the earlier of (i) September 11, 2009 and (ii) two business days after the Expiration Date.”

4.           Outstanding Notes.  Each undersigned Holder represents and warrants that as of the Effective Date, such Holder holds the Notes in the principal amounts set forth on such Holder’s signature page hereto.

5.           Subsequent Financing.

(a)           The undersigned Holders, constituting at least two-thirds of the currently outstanding and unexercised Purchase Rights and the currently outstanding principal amount of New Notes issued upon exercise of the Purchase Rights (together, as one class), hereby irrevocably consent, for all purposes and in all respects, including for the purpose of Section 6(a) of the April 2009 Consent Agreement and Section 2 of the July 2009 Consent and Amendment, to the September Financing (which is expected to close on or about September 4, 2009).

(b)           The undersigned Holders hereby acknowledge that the rights set forth in Section 6(b) of the April 2009 Consent Agreement shall terminate upon the consummation of the Additional Closing and that the rights set forth in Section 3.15(a) of the April 2009 Purchase Agreement applied only to the first Subsequent Financing (as defined in the April 2009 Purchase Agreement) following the First Closing Date (as defined in the April 2009 Purchase Agreement) and terminated following the issuance of the July 2009 Notes on July 7, 2009.

(c)           The undersigned Holders hereby acknowledge that the September Financing will be a Permitted Financing for purposes of the Purchase Agreement, the April 2009 Consent Agreement and the April 2009 Purchase Agreement.

6.           Further Financings.  The Company hereby agrees that prior to the consummation of the period expiring fourteen (14) days after the date on which the Company publicly releases detailed quantitative results regarding the primary assessment of progression-free survival, one of the co-primary endpoints of a Phase 3 trial of Genasense® plus chemotherapy in patients with advanced melanoma, which the Company refers to as AGENDA, without first obtaining the consent of at least two-thirds of the currently outstanding and unexercised Purchase Rights and the currently outstanding principal amount of New Notes issued upon exercise of the Purchase Rights (together, as one class), the Company shall not close or publicly announce its entry into any debt or equity financing or any other capital raising transaction or transactions with any person, other than the Additional Closing and the September Financing.

7.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

8.           Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders of at least two-thirds of the then outstanding July 2009 Notes.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.  Except as amended herein, the Purchase Agreement and Registration Rights Agreement shall remain in full force and effect.

9.           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated 200 Connell Drive Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800
Telecopy No.: (908) 286-3966

with copies to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Ethan Christensen
Telephone No.: (858) 550-6076
Telecopy No.: (858) 550-6420

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

10.           Waivers. No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

11.           Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

12.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Holders may assign the rights under this Agreement without the consent of the Company.

13.           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

14.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

15.           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

16.           Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

17.           Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

18.           Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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In Witness Whereof, the parties have caused this Consent and Amendment Agreement to be executed as of the Effective Date.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Officer

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[HOLDER SIGNATURE PAGES TO CONSENT AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Consent and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Holder:________________________________________________

Fax Number of Holder: ________________________________________________

Principal Amount of Purchase Rights Currently Held:

Principal Amount of 2008 Notes Currently Held:

Principal Amount of April 2009 Notes Currently Held:

Principal amount of July 2009 Notes Currently Held:

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

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Exhibit A
Holders

Tang Capital Partners, LP
667-2 (Baker)
667-1 (Baker)
14159, L.P. (Baker)
Baker Brothers Life Sciences, L.P.
Cat Trail Private Equity Fund LLC
Boxer Capital LLC (Tavistock)
Arcus Ventures Fund
Rodman and Renshaw LLC
Rockmore Investment Master Fund Ltd.
BAM Opportunity Fund LP
Cranshire Capital LP
RRC Biofund LP
Raymond P. Warrell, Jr.
Loretta M. Itri

Exhibit B

Term Sheet

Exhibit C

Exhibit A to July 2009 Purchase Agreement